UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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CHICKEN SOUP FOR THE SOUL ENTERTAINMENT INC.

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132 E. Putnam Avenue, Floor 2W
Cos Cob, Connecticut 06807
NOTICE
OF
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 24, 2019
To the Stockholders of Chicken Soup for the Soul Entertainment Inc.:
NOTICE IS HEREBY GIVEN that an annual meeting of stockholders (the “Annual Meeting”) of Chicken Soup for the Soul Entertainment Inc., a Delaware corporation (the “Company”), will be held at the offices of the Company’s general counsel, Graubard Miller, located at The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174, on October 24, 2019 at 12:00 p.m., local time, for the following purposes:
1.
to elect eight members of the Company’s board of directors (the “Board”), to hold office until the next annual meeting and until their respective successors are duly elected and qualified;

2.
to ratify the appointment of Rosenfield and Company, PLLC (“Rosenfield & Co.”) as the Company’s independent registered certified public accounting firm for the year ending December 31, 2019; and

3.
to transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board has set the close of business on September 13, 2019 as the record date for the determination of stockholders who will be entitled to notice of and to vote at the Annual Meeting (the “record date”). The list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company’s headquarters at least ten days before the Annual Meeting.
Please read the enclosed proxy statement carefully, because it contains information relevant to the actions to be taken at the annual meeting.
Even if you plan to attend the Annual Meeting in person, we encourage you to vote your shares in advance by following the voting instructions provided. Every vote is important, and we look forward to hearing from you.
By Order of the Board of Directors
/s/ William J. Rouhana, Jr.

William J. Rouhana, Jr. Chief Executive Officer and Chairman of the Board
September 23, 2019
Cos Cob, Connecticut
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 24, 2019
Our 2019 proxy statement and our annual report for the fiscal year ended December 31, 2018 are available at www.cstproxy.com/cssentertainment/2019

132 E. Putnam Avenue, Floor 2W
Cos Cob, Connecticut 06807
PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 24, 2019
The Company is providing this proxy statement in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting to be held on October 24, 2019, at 12:00 p.m., local time, and any adjournment or postponement thereof. The Annual Meeting will be held at the offices of the Company’s general counsel, Graubard Miller, located at The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174.
This proxy statement, the proxy card, and the Annual Report on Form 10-K for the year ended December 31, 2018 are being mailed on or about September 23, 2019 to stockholders of record as of September 13, 2019. We are bearing all costs of this solicitation.
What proposals are being presented for a stockholder vote at the Annual Meeting?
There are two proposals being presented for stockholder vote at the Annual Meeting:
•
the election of eight members of the Board, to hold office until the next annual meeting and until their respective successors are duly elected and qualified (the “Director Election Proposal”); and

•
the ratification of the appointment of Rosenfield & Company, PLLC as the Company’s independent registered public accounting firm for the year ending December 31, 2019 (the “Accountant Ratification Proposal”).

Stockholders will also consider any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
What are the recommendations of the Board?
The Board recommends that you vote:
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“FOR” the election of the director nominees named in this proxy statement; and

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“FOR” the ratification of the appointment of Rosenfield & Company, PLLC as the Company’s independent registered public accounting firm.

Who is entitled to vote?
The holders of the Company’s common stock at the close of business on the record date, September 13, 2019, are entitled to vote at the Annual Meeting. As of the record date, 4,259,920 shares of Class A common stock were outstanding and 7,813,938 shares of Class B common stock were outstanding. Holders of the Company’s Class A common stock are entitled to one vote per share and holders of shares of Class B common stock are entitled to ten votes per share. Holders of shares of Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law or the Company’s charter.

How do I submit my vote?
Record holders can vote by the following methods:
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By mail.   You may vote by proxy by completing the enclosed proxy card and returning it in the postage-paid return envelope.

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By Internet or Telephone.   You may vote by proxy via the internet or telephone. The proxy card enclosed with this proxy statement provides instructions for submitting a proxy electronically by internet or telephone.

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In person.   You may attend the Annual Meeting and vote in person using the ballot provided to you at the meeting. Note that photo identification is required for attendance.

Beneficial owners of shares held in street name may instruct their bank, broker, or other nominee how to vote their shares. Beneficial owners should refer to the materials provided to them by their nominee for information on communicating these “voting instructions.” Beneficial owners may not vote their shares in person at the Annual Meeting unless they obtain a legal proxy from the stockholder of record, present it to the inspector of election at the Annual Meeting and produce valid identification. Beneficial owners should contact their bank, broker, or other nominee for instructions regarding obtaining a legal proxy.
Whether or not you plan to attend the Annual Meeting, please vote as soon as possible.
What is the difference between a “record holder” and a “beneficial owner” of the Company’s common stock?
If your shares are registered in your name with the Company’s transfer agent, Continental Stock Transfer and Trust Company, then you are considered the record holder for those shares. If you are the record holder of your shares, you have the right to vote your shares by proxy or to attend the Annual Meeting and vote in person.
If your shares are held through a bank, broker, or other nominee, then you are considered to hold your shares in “street name.” While you are the “beneficial owner” of those shares, you are not considered the record holder. As the beneficial owner of shares of the Company’s common stock, you have the right to instruct your bank, broker, or other nominee how to vote your shares. However, since you are not the record holder of your shares, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the stockholder of record.
What does it mean to vote “by proxy”?
When you vote by proxy, you grant another person the power to vote stock that you own. If you vote by proxy in accordance with this proxy statement, you will have designated the following individuals as your proxy holders for the Annual Meeting: William J. Rouhana, Jr., the Company’s Chief Executive Officer and Chairman of the Board; and Chris Mitchell, the Company’s Chief Financial Officer.
Any proxy given pursuant to this solicitation and received in time for the Annual Meeting will be voted in accordance with your specific instructions. If you provide a proxy, but you do not provide specific instructions on how to vote on each proposal, the proxy holder will vote your shares “FOR” election of the director nominees named in the Director Election Proposal and “FOR” the Accountant Ratification Proposal. With respect to any other proposal that properly comes before the Annual Meeting, the proxy holders will vote in their own discretion according to their best judgment, to the extent permitted by applicable laws and regulations.
What happens if I do not provide voting instructions to my bank, broker or other nominee?
If you are a beneficial owner and do not provide your bank, broker, or other nominee with voting instructions and do not obtain a legal proxy, under the rules of various national and regional securities exchanges, the bank, broker, or other nominee may generally vote on routine matters but cannot vote on non-routine matters. If the bank, broker, or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the bank, broker, or other nominee will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” The Director Election Proposal generally is considered a non-routine proposal. Therefore, broker non-votes generally may occur with respect to the Director Election Proposal in connection with the Annual Meeting.
How do I revoke my proxy or voting instructions?
A record holder may revoke his, her, or its proxy by (i) submitting a written notice of revocation that is received by the Company’s Secretary at any time prior to the voting at the Annual Meeting, (ii) submitting a subsequent proxy prior to the voting at the Annual Meeting, or (iii) attending the Annual Meeting and voting in person. Attendance by a stockholder at the Annual Meeting does not alone serve to revoke his, her, or its proxy. Stockholders may send written notice of revocation to the Secretary, Chicken Soup for the Soul Entertainment Inc., 132 E. Putnam Avenue, Floor 2W, Cos Cob, Connecticut 06807.
Beneficial owners should refer to the materials provided to them by their bank, broker, or other nominee for information on changing their voting instructions.
What constitutes a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and Delaware law. The presence, in person or by proxy, of a majority of the voting power of common stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum. In certain instances, shares which are not considered present and entitled to vote on a particular matter will count for purposes of determining the presence of a quorum. For example, a proxy submitted by a stockholder may indicate that all or a portion of the shares represented by the proxy are not being voted (“stockholder withholding”), or that the stockholder is abstaining, with respect to a particular matter. Similarly, a broker may not be permitted to vote (“broker non-vote”) with respect to shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the shares. The shares which are not being voted on a particular matter due to either stockholder withholding, abstention, or broker non-vote will not be considered shares present and entitled to vote on that matter but will count for purposes of determining the presence of a quorum if the shares are being voted with respect to any other matter at the Annual Meeting. If the proxy indicates that the shares are not being voted on any matter at the Annual Meeting, the shares will not be counted for purposes of determining the presence of a quorum.
How many votes are required to approve each proposal?
Director Election Proposal.   Nominees that receive the affirmative vote of a plurality of the voting power of the issued and outstanding shares of the Company’s common stock, represented in person or by proxy at the meeting and entitled to vote thereon, will be elected as directors. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. Consequently, abstentions and broker non-votes will not have any effect on the election of directors.
Accountant Ratification Proposal.   Ratification of the appointment of Rosenfield & Co. requires the affirmative vote of a majority of the voting power of the issued and outstanding shares of the Company’s common stock, represented in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions, which are considered present and entitled to vote on this matter, will have the same effect as a vote “AGAINST” this proposal. Brokerage firms are generally entitled to vote for the ratification of the appointment of auditors in the absence of instructions from the beneficial owner of the shares. To the extent any brokerage firms do not vote on this proposal, such broker non-votes will not be considered present and entitled to vote on this matter and will not have any effect on the vote on this matter.
Who is paying for this proxy statement and the solicitation of my proxy, and how are proxies solicited?
Proxies are being solicited by the Board for use at the Annual Meeting. The Company’s officers and other employees, without additional remuneration, also may assist in the solicitation of proxies in the ordinary course of their employment. In addition to the use of the mail and the internet, solicitations may be made personally or by email or telephone, as well as by public announcement. The Company will bear the cost of this proxy solicitation. The Company may also request brokers, dealers, banks and their nominees to solicit proxies from their clients where appropriate and may reimburse them for reasonable expenses related thereto.

PROPOSAL 1 — DIRECTOR ELECTION PROPOSAL
The Board consists of eight directors. Currently, the directors are William J. Rouhana, Jr., Scott W. Seaton, Amy L. Newmark, Fred M. Cohen, Cosmo DeNicola, Martin Pompadur, Christina Weiss Lurie and Diana Wilkin. Each director’s term expires at each annual meeting of stockholders. Accordingly, at this Annual Meeting, the Company’s stockholders will elect eight directors to hold office until the next annual meeting and until their respective successors are duly elected and qualified.
The Board is nominating the current directors, William J. Rouhana, Jr., Scott W. Seaton, Amy L. Newmark, Fred M. Cohen, Cosmo DeNicola, Martin Pompadur, Christina Weiss Lurie, and Diana Wilkin, for re-election as directors. Biographical information about the nominees can be found under the heading “Directors and Executive Officers” below.
Each of the nominees has agreed to be named in this proxy statement and to serve as a director if elected. Unless otherwise specified by you when you give your proxy, the voting power of the shares subject to your proxy will be voted “FOR” the election of these nominees. In case any of these nominees become unavailable for election to the Board, an event which is not anticipated, the proxy holders, or their substitutes, shall have full discretion and authority to vote or refrain from voting the voting power of your shares for any other person in accordance with their best judgment.
Required Vote and Recommendation
Nominees that receive the affirmative vote of a plurality of the voting power of the issued and outstanding shares of the Company’s common stock, represented in person or by proxy at the meeting and entitled to vote thereon, will be elected as directors.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

PROPOSAL 2 — ACCOUNTANT RATIFICATION PROPOSAL
The Board has appointed Rosenfield and Company, PLLC (“Rosenfield & Co.”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. At the Annual Meeting, stockholders will vote on a proposal to ratify this appointment.
Rosenfield & Co. has served as the Company’s independent registered public accounting firm since it was retained to perform tax services for the Company’s fiscal year ended December 31, 2016. While stockholder ratification of the Board’s decision to retain Rosenfield & Co. is not required by the Company’s bylaws or otherwise, the Board has chosen to submit its selection to the Company’s stockholders for ratification. If the Company’s stockholders fail to ratify the selection, the Board may, but is not required to, reconsider whether to retain Rosenfield & Co. Additionally, even if the selection is ratified, the Board may in its discretion direct the appointment of a different independent registered public accounting firm at any time during the fiscal year, if it determines that such a change would be in the best interests of the Company and its stockholders.
Rosenfield & Co. has advised the Company that the firm is independent with respect to the Company and its subsidiaries. The Company expects that representatives of Rosenfield & Co. will be present at the Annual Meeting to make statements and to respond to appropriate questions from the Company’s stockholders.
Independent Registered Public Accounting Firm’s Fees and Services
The following fees were paid to Rosenfield & Co. for services rendered in years ended December 31, 2018 and 2017:
	Year Ended December 31,
	2018	2017
Audit Fees(1)	$200,000	$159,500
Audit-Related Fees(2)	146,527	—
Tax Fees(3)	37,500	17,500
All Other Fees	—	—
Total Fees	$384,027	$177,000

(1)
Audit fees consist of fees billed for professional services by Rosenfield & Co. for audit and quarterly review of the Company’s consolidated financial statements during the years ended December 31, 2018 and 2017 and related services normally provided in connection with statutory and regulatory filings or engagements.

(2)
Audit related fees represent the aggregate fees billed for assurance and related professional services rendered by Rosenfield & Co. that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.”

(3)
Tax fees represent the aggregate fees billed for professional services rendered by Robinson, CPA, P.C. dba Galleros Robinson Certified Public Accountants and Advisors for tax compliance, tax advice and tax planning services.

The aggregate fees included in the Audit Fees are those billed for the indicated fiscal year. The aggregate fees included in the Audit-Related Fees and Tax Fees are those fees billed in the indicated fiscal year.
Pre-Approval Policies and Procedures
In accordance with Section 10A(i) of the Securities Exchange Act of 1934, as amended, before we engage our independent registered public accounting firm to render audit or non-audit services, the engagement is approved by our Audit Committee. Our Audit Committee approved all of the fees referred to in the rows titled “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” in the table above.

Required Vote and Recommendation
Ratification of the appointment of Rosenfield & Co. requires the affirmative vote of a majority of the voting power of the issued and outstanding shares of the Company’s common stock, represented in person or by proxy at the meeting and entitled to vote thereon.
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ROSENFIELD AND COMPANY, PLLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE
Information about Directors and Executive Officers
The following table sets forth the name, age, and position of each of the Company’s executive officers and directors.
Name	Age	Position	Audit Committee	Compensation Committee	Nominating Committee
William J. Rouhana, Jr.*	67	Chairman of the Board and Chief Executive Officer
Scott W. Seaton*	60	Vice Chairman and Chief Strategy Officer
Christopher Mitchell*	49	Chief Financial Officer
Elana B. Sofko	52	Chief Operating Officer
Amy L. Newmark*	62	Director
Fred M. Cohen	73	Director	✓	✓	✓
Cosmo DeNicola	64	Director	✓
Martin Pompadur	84	Director			✓
Christina Weiss Lurie	59	Director		✓	✓
Diana Wilkin	61	Director	✓	✓

*
Services provided pursuant to the CSS Management Agreement

Each director nominee serves as a current director of the Company and attended at least 75% of all meetings of the board of directors and each committee on which he or she sat during 2018.
We believe that it is necessary for each of our directors to possess qualities, attributes, and skills that contribute to a diversity of views and perspectives among the directors and enhance the overall effectiveness of the board of directors. As described on page 18 under “Nominating Committee — Guidelines for Selecting Director Nominees,” the nominating committee of our Board considers all factors it deems relevant when evaluating prospective candidates or current members of our Board for nomination to our Board, as prescribed in the committee’s written charter and established guidelines and the Company’s corporate governance guidelines. All of our directors bring to the Board leadership experience derived from past service. They also all bring a diversity of views and perspectives derived from their individual experiences working in a range of industries and occupations, which provide our Board, as a whole, with the skills and expertise that reflect the needs of the Company. The following skills matrix shows the diverse range of experience our directors provide to our Company.
	Qualifications			Experience
	Executive Leadership	Public Company Director	Audit Committee Financial Expert(1)	Finance	Law	M&A	Media & Entertainment Industry Experience
William J. Rouhana, Jr.	✓			✓	✓	✓	✓
Scott W. Seaton	✓	✓		✓		✓	✓
Amy L. Newmark	✓	✓		✓		✓	✓
Fred M. Cohen	✓						✓
Cosmo DeNicola	✓		✓	✓		✓	✓
Martin Pompadur	✓	✓			✓	✓	✓
Christina Weiss Lurie	✓						✓
Diana Wilkin	✓						✓

(1)
Indicates audit committee members who the board has determined meet the criteria of an “Audit Committee Financial Expert” under applicable SEC rules.

Certain individual experiences, qualifications, and skills of our directors that contribute to the board of directors’ effectiveness as a whole are described in the biographies set forth below.
William J. Rouhana, Jr.   Mr. Rouhana has been the Company’s Chairman since the formation of the Company’s predecessor in December 2014, has been the Company’s Chief Executive Officer since January 1, 2017 and has been the Chief Executive Officer of each of Chicken Soup for the Soul Holdings, LLC (“CSS Holdings”) and Chicken Soup for the Soul, LLC (“CSS”) since April 2008. Mr. Rouhana has been a leader in the media, entertainment and communications industries for more than 35 years. He was the founder and Chief Executive Officer of Winstar Communications, a wireless broadband pioneer, and Winstar New Media, one of the earliest online video content companies, from 1993 until 2001. During his career, Mr. Rouhana has led the acquisition of numerous media companies including Virgin Vision, a Virgin Group worldwide film distribution venture, in the 1980s. As an entertainment and finance lawyer from 1977 to 1985, he developed new film financing models for major producers such as Blake Edwards. He received his B.A. from Colby College, where he is currently trustee emeritus, and his J.D. from Georgetown Law School. He is the co-founder of The Humpty Dumpty Institute, which created the International Film Exchange, and the Chairman of the Global Creative Forum, which connects the United Nations with major film and television executives and talent. Among other qualifications, Mr. Rouhana brings to the Board extensive executive leadership in the communications, media and entertainment industries including production and distribution of content, and broad experience in business financings and acquisitions. Mr. Rouhana is the husband of Amy Newmark, a member of the Board.
Scott W. Seaton.   Mr. Seaton has been the Company’s Vice Chairman, Chief Strategy Officer and a member of the Board since the Company’s formation in May 2016. He has been the Executive Vice President and Chief Operating Officer of CSS Holdings and CSS since April 2012. He has more than 25 years of media and telecommunications investment banking experience. Prior to joining the CSS companies, he was a Managing Director at Credit Suisse First Boston where he worked from 1988 to 2002, at Bank of America from 2002 to 2009 and at Oppenheimer & Co from 2010 to March 2012. He served on the board of Mediacom Communications Corporation from 2009 to 2011 when Mediacom was taken private for $3.7 billion. He received his A.B. from Stanford University and his M.B.A. from Harvard University. Among other qualifications, Mr. Seaton brings to the Board extensive public company and media-related financing, merger and acquisition transactional experience and important operating experience relating to the Chicken Soup for the Soul brand and related operations and media company board experience.
Christopher Mitchell.   Mr. Mitchell became the Company’s Chief Financial Officer and the Chief Financial Officer of CSS on January 1, 2019. He has more than 25 years of experience managing and financing businesses and providing financial and strategic advice to senior management teams. Since May 2013, he has been a member of the executive leadership team and an Executive Vice President at CSS, and the Chief Executive Officer of Chicken Soup for the Pet Lover’s Soul LLC, a subsidiary of CSS. From 2009 to 2013, he was the Chief Executive Officer and founder of TMG Partners, a specialized private capital investment firm focused on enterprising consumer goods and media companies. From 2004 to 2009, Mr. Mitchell was a senior founding member of a proprietary investment fund at Bank of America Merrill Lynch focused on making direct private investments into mostly consumer goods and media companies, including an investment in CSS, and from 1993 to 2003, he was a member of the Leveraged Finance team at Bank of America Merrill Lynch. During his career, Mr. Mitchell has led or assisted 59 transactions totaling more than $17 billion, including financings for subscription based or ad supported media businesses such as Bloomberg, Inc., QwestDex, Inc., Radio One, Inc., Block Communications, Gray Television, Inc., and Entercom Radio, LLC and consumer goods companies such as Del Monte, S&W Fine Foods, Contadina, College Inn, StarKist, Sun Fresh, Orchard Select, Kibbles ‘n Bits, C&H Sugar, Bell Sports and Accessory Network (leading accessories designer and manufacturer for Calvin Klein, Karl Lagerfeld, Tahari and Izod). Mr. Mitchell received his B.S. in Finance and B.S. in Management from Virginia Tech and studied International Law and Finance at the London School of Economics and Political Science.
Elana B. Sofko.   Ms. Sofko became the Company’s Chief Operating Officer in November 2017. Prior to that, she served as Senior Vice President of Business Development and Distribution for the Company since September 2016. Ms. Sofko brings more than two decades of media and entertainment experience to the Company. From January 2013 to August 2016, Ms. Sofko led the digital business growth initiatives for

WWE, a leading entertainment company, including WWE’s localization of digital products and the launch and international expansion of WWE Network, a subscription-based video over-the-top (OTT) service. From 2011 to December 2012, she led a technology innovation development program at ESPN and prior to that, from 2007 to 2011, headed global content strategy for Nokia’s mobile app storefront. From 2003 to 2007, Ms. Sofko launched digital businesses for A&E Television Networks. From 1997 to 2003, Ms. Sofko worked on the launch of satellite radio as part of the start-up team at SiriusXM. From 1991 to 1997, Ms. Sofko built and launched commercial background music services for News Corp. She received her B.A. from the State University of New York at Albany and an M.B.A. from the University of Connecticut.
Amy L. Newmark.   Ms. Newmark has been a member of the Board since the Company’s formation in May 2016. She has more than 30 years of media and telecommunications industry and investment banking experience. Ms. Newmark has been the Publisher, Editor-in-Chief, and an author for CSS since April 2008 and has co-authored the publication of more than 150 books under the brand during her tenure. Ms. Newmark founded and managed a successful hedge fund for five years. Prior to that she was a Managing Director at CJ Lawrence and was a top-ranked telecom analyst during her tenure. She received her A.B. from Harvard University and is a Chartered Financial Analyst. Among other qualifications, Ms. Newmark brings to the Board important financing experience, content publications expertise and an intimate knowledge of the Chicken Soup for the Soul brand and related operations. Ms. Newmark is the wife of Mr. Rouhana, the Company’s chairman and chief executive officer.
Fred M. Cohen.   Mr. Cohen has been a member of the Board since June 2016. He has more than 35 years of media and entertainment experience. Since 2004, he has been the Chairman of the International Academy of Television Arts & Sciences (Emmys), and, since 2000, the Chairman of its Foundation. Previously, he was the Executive Vice President of CBS Broadcast International, President of King World, advisor to Harpo Productions on the international distribution of its television properties including The Oprah Winfrey Show and Dr. Oz. He is Chair Emeritus of PCI — Media Impact, a New York based international NGO (non-governmental organization). He received his B.A. from The University of Michigan and his M.S. from Stanford University. Among other qualifications, Mr. Cohen brings to the Board extensive executive and operational experience in the media and entertainment industries, including the international segments of such industries.
Cosmo DeNicola.   Mr. DeNicola is the founder of the Cosmo DeNicola Companies, a portfolio company that holds a diverse range of businesses in the healthcare, technology, publishing, professional sports, and entertainment industries. He is the founder of Amtech Software and Futura Services Inc., and a co-founder of InfoLogix Inc., LogisStar Solutions and Pursuit Healthcare Advisors. Mr. DeNicola received Ernst & Young’s Philadelphia Region Entrepreneur of the Year Award in 2018 and was honored by the Fox School of Business as one of 100 world-wide entrepreneurs and visionaries who have helped shape Fox Business School and the business world. Mr. DeNicola received his B.A. from Temple University. Among other qualifications, Mr. DeNicola brings to the Board extensive executive and entrepreneurial experience.
Martin Pompadur.   Mr. Pompadur has over 50 years of experience in the media and entertainment industry. He joined American Broadcasting Company in 1960 and became the youngest person ever appointed to ABC, Inc.’s Board of Directors. He is currently on the board of Nexstar Media Group, Inc., and has previously served on the boards of IMAX Corporation, ABC Inc., Ziff Corporation, News Corporation Europe, Sky Italia, News Out of Home, BSkyB, and Metromedia International Group. Mr. Pompadur received his B.A. from Williams College and an L.L.B. from University of Michigan Law School. Among other qualifications, Mr. Pompadur brings to the board extensive executive and operational experience in the media and entertainment industries.
Christina Weiss Lurie.   Ms. Weiss Lurie has been a member of the Board since June 2016. Her multi-faceted career spans the worlds of sports, entertainment and philanthropy. She is a minority owner of the Philadelphia Eagles and President of Eagles Charitable Foundation (formerly Eagles Youth Partnership). She is also an Oscar award-winning film producer. As executive producer, Ms. Weiss Lurie received an Oscar for Inside Job (2011), which tackles the consequences of systematic corruption of the U.S. by the financial services industry, and Inocente (2013), which features the struggles of a homeless, undocumented teen. She is the co-founder of multiple independent film companies, including Tango Pictures and Fourth and Twenty Eight Films. She is also a noted philanthropist. Under her leadership, the

Philadelphia Eagles earned the coveted 2011 Beyond Sport Team of the Year award for their work in the community and for trailblazing environmental programs in professional sports. She received her B.A. from Yale University. Among other qualifications, Ms. Weiss Lurie brings to the Board extensive content production experience and broad management skills.
Diana Wilkin.   Ms. Wilkin has been a member of the Board since June 2016. She has over 20 years of experience in the media industry. Since January 2017, Ms. Wilkin has been the President of Broadcast of Share Rocket, a social media measurement company. She has been Managing Director of Twelve 24 Media, a broadcast and media consulting firm, since February 2014. Formerly she served as President of CBS Affiliate Relations from 2008 to December 2013, where she was responsible for network agreements with all major broadcast groups’ television stations. From 2000 to 2008, she was involved in the management of both CBS and FOX affiliates as Vice President, General Manager in numerous markets. She received her B.S. from the University of Southern California. Among other qualifications, Ms. Wilkin brings to the Board, extensive management and operational experience in the media and entertainment industries, particularly in the television broadcasting industry.
Board Composition
Effective as of the Annual Meeting, assuming election of the director nominees set forth in this proxy statement, our board composition will be as follows:
Family Relationships
William J. Rouhana, Jr., the Company’s Chairman and Chief Executive Officer, is the husband of Amy Newmark, a member of the Board.
Leadership Structure
William J. Rouhana, Jr. serves as Chairman and Chief Executive Officer. The Company does not believe that its size or the complexity of its operations warrants a separation of the Chairman and Chief Executive Officer functions. Furthermore, the Company believes that combining the roles of Chairman and Chief Executive Officer promotes leadership and direction for executive management, as well as allowing for a single, clear focus for the chain of command. Mr. Rouhana is one of the Company’s founders and has substantial experience in the Company’s industry. The Company believes that he is uniquely qualified through his experience and expertise to be the person who generally sets the agenda for, and leads discussions of, issues relating to the implementation of the Company’s strategic plan. While the Board does not have a lead independent director, the independent directors meet in executive session regularly without the presence of management.
Conflicts of Interest
Our certificate of incorporation provides that:
•
we renounce any interest or expectancy in, or being offered an opportunity to participate in, any business opportunities that are presented to us or our officers, directors or stockholders or affiliates thereof, including but not limited to, CSS Productions, LLC (“CSS Productions”) and its affiliates; and

•
our officers and employees will not be liable to our company or our stockholders for monetary damages for breach of any fiduciary duty by reason of any activities of us or any of the CSS Companies to the fullest extent permitted by Delaware law.

We have entered into agreements with our affiliate companies that provide us with access to important assets and resources, including a trademark and intellectual property license agreement, which we refer to as the “CSS License Agreement,” between us and CSS through which we have been granted a perpetual, exclusive, worldwide license to produce and distribute video content using the brand and related content, such as stories published in the Chicken Soup for the Soul books. Pursuant to the CSS License Agreement, the CSS Companies have agreed not to produce and distribute video content. Accordingly, if any of our executive officers or directors becomes aware of a non-video content opportunity which is suitable for an entity to which he or she has current fiduciary or contractual obligations, he or she will be entitled to present those opportunities to the CSS Companies prior to presenting them to us.
Independence of Directors
The Company’s Class A common stock and 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock are each listed on the Global Market of The Nasdaq Stock Market (“Nasdaq”) and the Company adheres to the Nasdaq listing standards in determining whether a director is independent. The Board consults with its counsel to ensure that its determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. Nasdaq requires that a majority of the Board must be composed of  “independent directors,” which is defined generally as a person other than an officer of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, the Company has determined that each of Messrs. DeNicola, Pompadur, and Cohen and Mses. Wilkin and Weiss Lurie is an independent director.
Board Role in Risk Oversight
The Board’s primary function is one of oversight. The Board as a whole works with the Company’s management team to promote and cultivate a corporate environment that incorporates enterprise-wide risk management into strategy and operations. Management periodically reports to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. Each committee of the Board is responsible for the evaluation of elements of risk management based on the committee’s expertise and applicable regulatory requirements. In evaluating risk, the Board and its committees consider whether the Company’s programs adequately identify material risks in a timely manner and implement appropriately responsive risk management strategies throughout the organization. The audit committee focuses on assessing and mitigating financial risk, including risk related to internal controls, and receives at least quarterly reports from management on identified risk areas. In setting compensation, the compensation committee strives to create incentives that encourage behavior consistent with the Company’s business strategy, without encouraging undue risk-taking. The nominating committee considers areas of potential risk within corporate governance and compliance, such as management succession. Each of the committees reports to the Board as a whole as to their findings with respect to the risks they are charged with assessing.
Board Meetings and Committees
During the fiscal year ended December 31, 2018, the Board met seven times and acted by written consent twice. All of the Company’s directors attended all of the meetings of the Board and committees on which they served. The directors are encouraged to attend meetings of stockholders, if they are able, and Messrs. Rouhana and Seaton attended the 2018 annual meeting of stockholders.
The Board has three separately standing committees: the audit committee, the compensation committee, and the nominating committee. Each committee is composed entirely of independent directors as determined in accordance with the rules of Nasdaq for directors generally, and where applicable, with the rules of Nasdaq for such committee. In addition, each committee has a written charter, a copy of which is available free of charge on the Company’s website at http://ir.cssentertainment.com.

Audit Committee
The audit committee consists of Mr. DeNicola (committee chairman), Mr. Cohen, and Ms. Wilkin, each of whom is “independent” as defined in Rule 10A-3 of the Exchange Act and the Nasdaq listing standards. During the fiscal year ended December 31, 2018, the audit committee met four times.
The audit committee’s duties, which are specified in the audit committee charter, include, but are not limited to:
•
reviewing and discussing with management and the independent registered public accounting firm the annual audited financial statements, and recommending to the Board whether the audited financial statements should be included in the Company’s annual reports;

•
discussing with management and the independent registered public accounting firm significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements;

•
discussing with management major risk assessment and risk management policies;

•
monitoring the independence of the independent registered public accounting firm;

•
verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•
reviewing and approving all related-party transactions;

•
inquiring and discussing with management the Company’s compliance with applicable laws and regulations;

•
pre-approving all audit services and permitted non-audit services to be performed by the Company’s independent registered public accounting firm, including the fees and terms of the services to be performed;

•
appointing or replacing the independent registered public accounting firm;

•
determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•
establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or reports which raise material issues regarding the Company’s financial statements or accounting policies.

Financial Experts on Audit Committee
The audit committee will at all times be composed exclusively of  “independent directors” who are “financially literate” as defined under the Nasdaq listing standards. The definition of  “financially literate” generally means being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. The Board has determined that each of Messrs. DeNicola and Cohen, and Ms. Wilkin are independent directors and are financially literate.
Additionally, we must annually certify to Nasdaq that the audit committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The Board has determined that Mr. DeNicola qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.
Report of the Audit Committee
The audit committee reviewed and discussed the Company’s audited financial statements for year ended December 31, 2018 with management, as well as with the Company’s independent registered public accounting firm. The audit committee discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, as well as various accounting issues relating to presentation of certain items in the Company’s financial statements and compliance with Section 10A of the Securities Exchange Act of 1934, as amended. The audit committee received the written disclosures and letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding such firm’s communications with the audit committee concerning independence, and the audit committee discussed with such firm its independence.
Based upon the review and discussions referred to above, the audit committee recommended that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the Securities and Exchange Commission. The Board evaluated the performance of Rosenfield & Co. and re-appointed the firm as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.
Submitted by the Audit Committee:
Cosmo DeNicola (Chairman)
Fred M. Cohen
Diana Wilkin
Compensation Committee
The compensation committee consists of Ms. Weiss Lurie (committee chairwoman), Ms. Wilkin, and Mr. Cohen, each of whom is an independent director. During the fiscal year ended December 31, 2018, the compensation committee did not meet.
The compensation committee’s duties, which are specified in the Company’s compensation committee charter, include, but are not limited to:
•
reviewing and approving on an annual basis the corporate goals and objectives relevant to the Chief Executive Officer’s compensation (if any), evaluating the Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of the Chief Executive Officer based on such evaluation;

•
reviewing and approving the compensation of all of the other executive officers (including through the Company’s management services agreements);

•
reviewing the terms of the CSS Management Agreement as further described below under “Certain Relationships and Related Transactions — Affiliate Resources and Obligations — CSS Management Agreement;”

•
reviewing the Company’s executive compensation policies and plans;

•
implementing and administering the Company’s equity-based incentive compensation plans, determining who participates in the plans, establishing performance goals, if any, and determining specific grants and bonuses to the participants;

•
assisting management in complying with the Company’s proxy statement and annual report disclosure requirements;

•
approving all special perquisites, special cash payments and other special compensation and benefit arrangements for the Company’s executive officers and employees;

•
if required, producing a report on executive compensation to be included in the Company’s annual proxy statement; and

•
reviewing, evaluating and recommending changes to non-executive director compensation.

The compensation committee makes all decisions regarding executive officer compensation. The compensation committee periodically reviews the elements of compensation for the executive officers, including annual base salary, annual incentive bonus, and equity compensation, and advises the Board whether executive compensation is properly aligned with measures of shareholder value. The compensation committee also periodically reviews the terms of employment agreements with the executive officers, including in connection with any new hire or the expiration of any existing employment agreements. The compensation committee will consider the recommendations of the Chief Executive Officer when determining compensation for other executive officers of the Company. Executive officers do not determine any element or component of their own pay package or total compensation amount.
The compensation committee also reviews and approves the Company’s compensation plans, policies and programs and administers the Company’s equity incentive plans. In addition, the Chief Executive Officer, the Chief Financial Officer, and other members of management make recommendations to the compensation committee with regard to overall pay strategy for all employees, including program designs, annual incentive design, and long-term incentive plan design. Management from time to time provides the compensation committee with market information and relevant data analysis as requested.
The compensation committee retains sole authority to engage compensation consultants, including determining the nature and scope of services and approving the amount of compensation for those services, and legal counsel or other advisors. The compensation committee assesses the independence of any consultants pursuant to the rules and regulations of the Securities and Exchange Commission and the listing standards of Nasdaq. The Company will provide for appropriate funding, as determined by the compensation committee, for payment of any such investigations or studies and the compensation to any consulting firm, legal counsel or other advisors retained by the compensation committee. The compensation committee did not hire a compensation consultant during 2018.
Nominating Committee
The nominating committee consists of Mr. Cohen (committee chairman), Mr. Pompadur, and Ms. Weiss Lurie, each of whom is an independent director under the Nasdaq listing standards. During the fiscal year ended December 31, 2018, the nominating committee met one time. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on the Board.
Guidelines for Selecting Director Nominees
The nominating committee will consider persons identified by its members, management, stockholders, investment bankers and others. The guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated:
•
should have demonstrated significant achievements in business, education, or public service;

•
should possess the requisite intelligence, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives, and backgrounds to its deliberations; and

•
should have the highest ethical standards, a strong sense of professionalism, and intense dedication to serving the interests of the stockholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background, and integrity and professionalism in evaluating a person’s candidacy for membership on the Board. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. Although the Board does not have specific guidelines on diversity, it is one of many criteria considered by the nominating committee when evaluating candidates. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.
Procedure for Stockholders to Recommend Director Candidates
The nominating committee does not have a written policy or formal procedural requirements for stockholders to submit recommendations for director nominations. However, the nominating committee will consider recommendations from stockholders. Stockholders should communicate nominee suggestions directly to the nominating committee and accompany the recommendation with biographical details and a statement of support for the nominee. The suggested nominee must also provide a statement of consent to being considered for nomination. There have been no material changes to the procedures by which security holders may recommend nominees to the Board.
On September 15, 2019 our nominating committee recommended to our board of directors the nomination of William J. Rouhana, Jr., Scott W. Seaton, Amy L. Newmark, Cosmo DeNicola, Martin Pompadur, Fred M. Cohen, Christina Weiss Lurie, and Diana Wilkin for re-election as directors. Our nominating committee did not receive recommendations from any stockholders or others for director candidates.
Code of Ethics
In August 2017, the Company adopted a code of ethics that applies to all of its respective executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of the Company’s business. This code of ethics is posted on the Company’s corporate website at http://ir.cssentertainment.com. In addition, the Company intends to post on its website disclosures that are required by law concerning any amendments to, or waivers from, any provision of the Company’s code of ethics.
Stockholder Communications
Stockholders may contact the Board or individual members of the Board by writing to them in care of the Secretary, Chicken Soup for the Soul Entertainment Inc., P.O. Box 700, Cos Cob, Connecticut 06807. The Secretary will forward all correspondence received to the Board or the applicable director from time to time. This procedure was approved by the Company’s independent directors.
Director Compensation
Each of the Company’s independent Directors receives annual director fees totaling $50,000 per year in two equal semi-annual installments, payable 50% in cash and 50% in shares of Class A common Stock.
The following table sets forth compensation earned by each director who are not named executive officers and served during the year ended December 31, 2018.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Amy L. Newmark	—	—	—
Peter J. Dekom(3)	25,000	24,154	49,154
Fred M. Cohen	25,000	24,154	49,154
Christina Weiss Lurie	25,000	24,154	49,154
Diana Wilkin	25,000	24,154	49,154

(1)
Represents the cash portion of annual director fees.

(2)
Represents the fair value of the share awards for the year ended December 31, 2018, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. These amounts do not necessarily correspond to the actual value that may be realized by the board member. The assumptions made in valuing the share awards reported in this column are discussed in the Company’s audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2018, including in Note 2, Summary of Significant Accounting Policies — Share-Based Compensation, and Note 6, Share-Based Compensation.

(3)
Mr. Dekom served as a director from June 2016 until his resignation from the Board on June 12, 2019.

The following table presents information regarding the outstanding stock options held by the Company’s non-executive directors at December 31, 2018.
Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Amy L. Newmark	100,000	0	6.50	12/31/2022
Peter J. Dekom(1)	—	—	—	—
Fred M. Cohen	—	—	—	—
Christina Weiss Lurie	—	—	—	—
Diana Wilkin

(1)
Mr. Dekom served as a director from June 2016 until his resignation from the Board on June 12, 2019.

EXECUTIVE OFFICER COMPENSATION
Compensation Objectives
Our compensation program is designed to attract, retain, and motivate highly qualified executive officers and to establish an appropriate relationship between executive compensation and the creation of stockholder value.
Summary Compensation Table
The following table sets forth the compensation paid or earned by each of our Named Executive Officers for each of the fiscal years ended December 31, 2018 and 2017.
Name and Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(2)	All Other ($)(2)	Total ($)
William J. Rouhana, Jr. Chief Executive Officer	2018	126,000	—	—	9,326	135,326
	2017	126,000	—	—	8,376	134,376
Scott W. Seaton Vice Chairman	2018	125,000	—	51,000	20,628	196,628
	2017	125,000	—	135,500	18,506	279,006
Daniel M. Pess Chief Financial Officer	2018	147,000	135,000	51,000	17,135	350,135
	2017	147,000	—	135,500	15,386	297,886
Elana B. Sofko Chief Operating Officer	2018	280,000	—	500	18,879	299,379
	2017	142,038	50,000	62,250	10,156	244,444

(1)
Represents the allocable portion (based on business time allocated to CSSE) of salary and bonus, medical care, vision, and long-term disability coverage premiums that is paid by our parent company to the listed executive officers. These amounts are not paid separately by CSSE; they are covered by payments CSSE makes under the CSS Management Agreement (except with respect to Elana B. Sofko).

(2)
The amounts reported in the “Stock Awards” column reflect the fair value of stock options for the year ended December 31, 2018, calculated in accordance with ASC Topic 718. These amounts do not necessarily correspond to the actual value that may be realized by the named executive officers. The assumptions made in valuing the stock option awards reported in this column are discussed in the Company’s audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2018, including in Note 2, Summary of Significant Accounting Policies — Share-Based Compensation, and Note 6, Share-Based Compensation.

Compensation Arrangements for Named Executive Officers
William J. Rouhana, Jr., Scott W. Seaton, Daniel M. Pess — CSS Management Agreement
The Company entered into the CSS Management Agreement with its parent operating company, CSS, on May 12, 2016. Under the terms of the CSS Management Agreement, the Company is provided with the broad operational expertise of the CSS companies’ personnel, including the Company’s chairman and chief executive officer, vice chairman and chief strategy officer, senior brand advisor and director, chief financial officer, and chief accounting officer. The CSS Management Agreement also provides for the Company to receive numerous other services, including accounting, legal, marketing, social media support, management, data access and back office systems, and requires CSS to provide the Company with office space and equipment usage. The terms of the CSS Management Agreement and payments made by the Company to date thereunder are described under “Certain Relationships and Related Transactions — Affiliate Resources and Obligations — CSS Management Agreement.”
Additionally, in January 2017, the Company granted five-year options to purchase 100,000 shares of the Company’s Class A common stock to Messrs. Seaton and Pess. The stock options vest in eight equal quarterly installments commencing March 31, 2017 and are exercisable at $6.50 per share.

Elana B. Sofko
During 2017, Ms. Sofko served as our Senior Vice President of Business Development, and her base salary was $230,00. Ms. Sofko was entitled to receive a discretionary cash bonus of up to 20% of her annual base salary. For the year ended December 31, 2017, Ms. Sofko was awarded a cash bonus of  $30,000. Additionally, in January 2017, the Company granted five-year options to purchase 750,000 shares of the Company’s Class A common stock to Ms. Sofko. The stock options vest in equal quarterly installments commencing September 30, 2018 and are exercisable at $7.50 per share.
Ms. Sofko became our Chief Operating Officer on November 6, 2017, with an annual base salary of $280,000. Ms. Sofko was entitled to receive a discretionary cash bonus of up to 50% of her annual base salary. For the year ended December 31, 2018, Ms. Sofko was not awarded a cash bonus.
Payments upon Termination or Change in Control
In 2017, Ms. Sofko entered into a severance agreement with the Company. If Ms. Sofko’s employment is terminated by the Company other than for cause, then she will be entitled to continued salary for a period of six months. Ms. Sofko is not entitled to accelerated vesting of any outstanding equity awards.
The following table summarizes the amounts payable upon termination of employment for Ms. Sofko, assuming termination occurred on December 31, 2018 under the severance arrangement with Ms. Sofko. For purposes of presenting amounts payable over a period of time (e.g., salary continuation), the amounts are shown as a single total but not as a present value (the single sum does not reflect any discount).
	Potential Termination Payments
Name	By the Executive ($)	By Company for Cause ($)	By Company without Cause ($)
Elana B. Sofko	—	—	$140,000
Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the outstanding option and stock awards as of December 31, 2018 for each Named Executive Officer.
	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
William J. Rouhana, Jr. Chief Executive Officer	—	—	—	—
Scott W. Seaton Vice Chairman	100,000	100,000	6.50	12/31/2022
Daniel M. Pess* Chief Financial Officer	100,000	100,000	6.50	12/31/2022
Elana B. Sofko Chief Operating Officer	43,750	31,250	7.50	12/31/2022

*
Mr. Pess retired effective January 1, 2019. Pursuant to the terms of his separation agreement with the Company, the vesting of outstanding unvested options granted to Mr. Pess was accelerated effective as of January 1, 2019.

The Company believes equity grants provide its executives with a strong link to the Company’s long-term performance, create an ownership culture and help to align the interests of the Company’s executives and its stockholders. In addition, the Board and the compensation committee periodically review the equity incentive compensation of the Company’s named executive officers and, from time to time, may grant equity incentive awards to them in the form of stock options or other equity awards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth information regarding the beneficial ownership of the Company’s Class A common stock and Class B common stock as of September 23, 2019 by:
•
each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding shares of common stock;

•
each of the Company’s officers and directors; and

•
all of the Company’s officers and directors as a group.

The beneficial ownership of each person was calculated based on 4,259,920 shares of Class A common stock outstanding and 7,813,938 shares of Class B common stock outstanding as of September 23, 2019. Except as otherwise indicated, the Company believes all persons named in the table below have sole voting and investment power with respect to all the shares of common stock beneficially owned by them.
	Shares Beneficially Owned
Name and Address of Beneficial Owner(1)	Class A	%	Class B	%	Percent of Total Voting Power(2)
Current Directors and Officers:
William J. Rouhana, Jr.(3)	157,500(4)	3.57	7,813,938(5)	99.96	95.02
Scott W. Seaton	119,660(6)	2.73	—	0	*
Christopher Mitchell	20,916(7)	*	—	0	*
Elana B. Sofko	58,333(8)	*	—	0	*
Amy L. Newmark(3)	161,464(9)	3.03	—	0	*
Fred M. Cohen	11,509	*	—	0	*
Cosmo DeNicola	251,790(10)	5.84	—	0	*
Martin Pompadur	—	0	—	0	*
Christina Weiss Lurie	13,592	*	—	0	*
Diana Wilkin	18,592	*	—	0	*
All current directors and executive officers as a group (ten persons)	800,575(11)	18.39	7,813,938	99.96	95.80
Five Percent Holders:
Chicken Soup for the Soul Productions, LLC	—	0	7,654,506	97.96	92.90
Trema, LLC	157,500(4)	3.79	159,432	2.04	2.13
Royce & Associates, LP(12)	214,500	5.04	—	0	*
Greenhaven Road Investment Management, L.P.(13)	743,351	17.48	—	0	*
Sony Corporation(14)	2,380,000	35.84	—	0	2.89

*
Less than one percent.

(1)
Unless otherwise indicated, the business address of each of the individuals is Chicken Soup for the Soul Entertainment, Inc., P.O. Box 700, Cos Cob, Connecticut 06807.

(2)
Percentage of total voting power represents voting power with respect to all shares of Class A and Class B common stock, as a single class. The holders of Class B common stock are entitled to ten votes per share, and holders of Class A common stock are entitled to one vote per share.

(3)
Mr. Rouhana and Ms. Newmark are married. Each spouse disclaims beneficial ownership of the shares owned by the other spouse.

(4)
Represents shares issuable upon exercise of Class W warrants held by Trema, LLC, an affiliate of Mr. Rouhana.

(5)
Represents (i) 159,432 shares of Class B common stock beneficially owned by an affiliate of Mr. Rouhana and (ii) all of the shares of Class B common stock owned by CSS Productions. The ultimate parent of CSS Productions is CSS Holdings, which in turn is ultimately controlled by Mr. Rouhana.

(6)
Includes 100,000 shares of Class A common stock purchasable under options that have vested. All of these options were granted under the Company’s 2017 Long-Term Incentive Plan, vest in equal quarterly installments beginning on September 30, 2018 and are exercisable at $6.50 per share. Also includes (i) 10,625 shares of Class A common stock issuable upon the exercise of Class W warrants at an exercise price of  $7.50 per share and (ii) 2,085 shares of Class A common stock issuable upon the exercise of Class Z warrants at an exercise price of  $12.00.

(7)
Represents (i) 8,333 shares of Class A common stock purchasable under options that have vested and an additional 8,333 shares purchasable under options that will vest within 60 days of the date hereof, but does not include 83,334 shares purchasable under options that do not vest within 60 days of the date hereof, such options granted under the Company’s 2017 Long-Term Incentive Plan, vest in twelve equal quarterly installments beginning on March 31, 2019 and are exercisable at $8.08 per share and (ii) 4,250 shares of Class A common stock issuable upon the exercise of Class W Warrants at an exercise price of  $7.50 per share.

(8)
Represents: (i) 50,000 shares of Class A common stock purchasable under options that have vested but does not include an additional 125,000 shares purchasable under options that do not vest within 60 days of the date hereof, such options granted under the Company’s 2017 Long-Term Incentive Plan and vest in quarterly installments beginning on March 1, 2018 and are exercisable at $7.50 per share; and (ii) 8,333 shares purchasable under options that have vested and an additional 8,333 shares purchasable under options that will vest within 60 days of the date hereof, but does not include 91,667 shares purchasable under options that do not vest within 60 days of the date hereof, such options granted under the Company’s Incentive Plan, vest in twelve equal quarterly installments beginning on March 31, 2019 and are exercisable at $8.08 per share.

(9)
Includes 100,000 shares of Class A common stock purchasable under options that have vested. All of these options were granted under the Company’s 2017 Long-Term Incentive Plan, vest in equal quarterly installments beginning on September 30, 2018 and are exercisable at $6.50 per share. Also includes 33,150 shares underlying Class W warrants at an exercise price of  $7.50 per share and 6,534 shares underlying Class Z warrants at an exercise price of  $12.00 per share.

(10)
Includes 53,200 shares of Class A common stock issuable upon the exercise of Class W warrants at an exercise price of  $7.50 per share.

(11)
Represents all of the shares beneficially owned by the individuals listed above and as set forth in footnotes (4) through (10) above.

(12)
The business address of Royce & Associates, LP is 745 Fifth Avenue, New York, NY 10151. Information derived from a Schedule 13G filed on February 6, 2019.

(13)
The business address of Greenhaven Road Investment Management, LP is c/o Royce & Associates, LP, 8 Sound Shore Drive, Suite 190, Greenwich, CT 06830. Information derived from a Schedule 13G/A filed on February 14, 2019. Represents (i) 371,114 shares of Class A common stock directly owned by Greenhaven Road Capital Fund 1, L.P. (“Fund 1”), a private investment vehicle, and (ii) 372,237 shares of Class A common stock directly owned by Greenhaven Road Capital Fund 2, L.P. (“Fund 2”), a private investment vehicle. Greenhaven Road Investment Management, LP (the “Investment Manager”) is the investment manager of Fund 1 and Fund 2. MVM Funds, LLC (the “General Partner”) is the general partner of Fund 1, Fund 2, and the Investment Manager. Scott Miller is the controlling person of the General Partner. Each Reporting Person disclaims beneficial ownership of all securities reported herein, except to the extent of their pecuniary interest therein.

(14)
The business address of Sony Corporation is 7-1, Konan 1-Chome, Minato-ku, Tokyo 108-0075 Japan. Information derived from a Schedule 13D filed on May 23, 2019. Includes shares of Class A common stock issuable upon the exercise of warrants to purchase (i) 800,000 shares of Class A Common Stock at an exercise price of  $8.13 per share; (ii) 1,200,000 shares of Issuer Class A Common Stock at an exercise price of  $9.67 per share; (iii) 380,000 shares of Class A Common Stock at an exercise price of $11.61 per share. Does not include 1,620,000 shares of Class A Common Stock underlying warrants with an exercise price of  $11.61 per share, which are not currently exercisable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Person Policy
The Company’s Code of Ethics requires that the Company avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board. Related party transactions are defined under SEC rules as transactions in which (1) the aggregate amount involved will or may be expected to exceed the lesser of  $120,000 or one percent of the average of the Company’s total assets in any calendar year, (2) the Company or any of its subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of the Company’s shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.
No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the other members of the Board with all material information concerning the transaction. Additionally, the Company requires each of its directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.
These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.
Affiliate Resources and Obligations
CSS License Agreement
In May 2016, we entered into a trademark and intellectual property license agreement with CSS, which we refer to as the “CSS License Agreement.” Under the terms of the CSS License Agreement, we have been granted a perpetual, exclusive, worldwide license to produce and distribute video content using the Chicken Soup for the Soul brand and related content, such as stories published in the Chicken Soup for the Soul books.
We paid CSS a one-time license fee of  $5 million comprised of a $1.5 million cash payment and the concurrent issuance to CSS of the CSS License Note, having a principal amount of  $3.5 million and bearing interest at 0.5% per annum. The CSS License Note has been repaid as of December 31, 2016.
We also pay CSS an incremental recurring license fee equal to 4% of our gross revenue for each calendar quarter, and a marketing fee of 1% of our gross revenue for each calendar quarter, with each quarterly fee payable on or prior to the 45th day after the end of the calendar quarter to which it relates. Provided that the CSS License Agreement remains in place, CSS has agreed that it will not engage, and will not cause or permit its subsidiaries (other than us) to engage, in the production or distribution of video content, including that which is unrelated to the Chicken Soup for the Soul brand, except in connection with the marketing of their other products and services.
For the year ended December 31, 2018, we recorded $1.3 million of license fee expense under this agreement. We believe that the terms and conditions of the CSS License Agreement, which provides us with the rights to use the trademark and intellectual property in connection with our video content, are more favorable to us than any similar agreement we could have negotiated with an independent third party.
CSS Management Agreement
In May 2016, we entered into a management services agreement, that has an initial term of five years and automatically renews for additional one-year terms at the discretion of the parties thereto, which we refer to as the “CSS Management Agreement.” Under the terms of the CSS Management Agreement, we are provided with the broad operational expertise of CSS and its subsidiaries and personnel, including the services of our chairman and chief executive officer, Mr. Rouhana, our vice chairman and chief strategy officer, Mr. Seaton, our senior brand advisor and director, Ms. Newmark, and our chief financial officer, Mr. Mitchell. The CSS Management Agreement also provides for services, such as accounting, legal, marketing, management, data access and back-office systems, and provides us with office space and equipment usage.
We pay CSS a management fee equal to 5% of our gross revenue for each calendar quarter, with each quarterly fee payable on or prior the 45th day after the end of the calendar quarter to which it relates.
For the year ended December 31, 2018, we recorded $1.3 million of management fee expense under this agreement. We believe that the terms and conditions of the CSS Management Agreement are more favorable and cost effective to us than if we hired the full staff to operate the company.
On August 1, 2019, we entered into an amendment (“Amendment”) to the CSS Management Agreement. The Amendment retroactively removed our obligation to pay sales commissions to CSS in connection with sponsorships for our video content or other revenue generating transactions arranged by CSS or its affiliates.
Credit Facility
In May 2016, we entered into a credit facility (“Credit Facility”) with an affiliate of Mr. Rouhana, our chief executive officer and chairman of the board. Under the terms of the Credit Facility, as amended as of December 12, 2016, January 24, 2017 and March 27, 2017, we were entitled to borrow, repay and reborrow up to an aggregate of  $4.5 million through June 30, 2018. Our payment obligations under the Credit Facility were senior obligations and secured by a first priority security interest in all of our assets. The proceeds of the loans made under the Credit Facility were used by us for working capital and general corporate purposes. All amounts outstanding and owed under the Credit Facility were repaid by us in April 2018 and the Credit Facility was terminated.
Formation of Joint Venture with Crackle
On March 27, 2019, we entered into an agreement (“Contribution Agreement”) with CPE Holdings, Inc. (“CPEH”), which is currently a business of Sony Pictures Television (“SPT”), one of the television industry’s leading content providers, and Crackle, Inc. (“Crackle”), a wholly-owned subsidiary of CPEH, to contribute our respective VOD businesses to a newly-formed joint venture entity, Crackle Plus, LLC.
On May 14, 2019, the joint venture, Crackle Plus, LLC was formed, and we launched our new streaming video joint venture. CPEH, Crackle, and their affiliates, and the Company and its subsidiaries each contributed assets to establish Crackle Plus. Crackle’s contributions to the joint venture included Crackle’s U.S. and Canadian assets including the Crackle brand in those territories, its monthly active users and its ad rep business. SPT and the joint venture also entered into a license agreement for rights to popular TV series and movies from the Sony Pictures Entertainment library, including Crackle’s original content library. In addition, New Media Services, a wholly-owned subsidiary of Sony Electronics Inc., has contracted to provide the technology back-end services for the newly formed joint venture. Our contributions to the joint venture included the rights to six owned and operated AVOD networks (Popcornflix, Truli, Popcornflix Kids, Popcornflix Comedy, Frightpix, and Espanolflix) and subscription video-on-demand (SVOD) platform Pivotshare.
Under the terms of the agreement, we own the majority interest in the joint venture. Additionally, we issued to CPEH four million five-year warrants to purchase shares of our Class A common stock at various prices.
Acquisition of A Plus
On December 28, 2018, we completed the acquisition of 100% of the outstanding capital stock of A Sharp Inc (d/b/a “A Plus”). A Plus is a digital media company that develops and distributes high-quality, empathetic short-form videos and articles to millions of people worldwide, with an emphasis on positive journalism and social change. A Plus had reach of nearly 3 billion content views in 2018 and increased its social media by 10% to over 3.2 million followers. A Plus was founded by and is chaired by renowned actor and investor, Ashton Kutcher.

Prior to the acquisition, A Plus was majority owned by an affiliate of our parent company, CSS. In September 2016, we entered into a distribution agreement with A Plus (the “A Plus Distribution Agreement”), pursuant to which we received the exclusive worldwide rights to distribute all video content (in any and all formats) and all editorial content (including articles, photos and still images) created, produced, edited or delivered by A Plus. Under the terms of the Distribution Agreement, we received a net distribution fee equal to 30% of gross revenue generated by the distribution of the A Plus video content.
As a result of the acquisition, A Plus is now a wholly owned subsidiary of the company, and the A Plus Distribution Agreement has been terminated, resulting in our retention of 100% of the revenues generated by A Plus and projected cost savings of over $5 million for our company in 2019 thereby significantly enhancing our future Adjusted EBITDA.
Pursuant to the terms of the SPA, we acquired all the outstanding shares of common stock of A Plus (the “A Plus Shares”) for an aggregate purchase price of  $15 Million (the “Purchase Price”). The Purchase Price was paid as follows: (a) the issuance of 350,299 shares of Class A common stock at a share price of $8.35 totaling a value of approximately $2,925,000 to the individual sellers and (b) to CSS in consideration of all of its A Plus Shares, the balance remaining as an offset to amounts due pursuant to the intercompany cash management system.
The Purchase Price otherwise payable by the Company was reduced by approximately $3.3 million of advances owed by A Plus to the Company. The balance of the cash portion of the Purchase Price was used to reduce all open amounts under the intercompany cash management account.
Special Dividend on Common Stock
We declared a special one-time cash dividend of  $0.45 per share on shares of Class A and Class B common stock to holders of record of such stock as of August 6, 2018. The special one-time dividend totaling approximately $5.2 million was paid on August 10, 2018. As a result of the special one-time dividend, a payment of approximately $3.4 million was made to CSS as a holder of Class B common stock.

SOLICITATION OF PROXIES
Your proxy is being solicited on behalf of our Board and we are bearing the cost of this solicitation. In addition to the use of the mails and the internet, proxies may be solicited personally or by email or telephone using the services of directors, officers, and regular employees at nominal cost. Banks, brokerage firms, and other custodians, nominees, and fiduciaries will be reimbursed by us for expenses incurred in sending proxy materials to beneficial owners of our common stock.
OTHER MATTERS
The Company does not intend to bring before the Annual Meeting any matters other than those specified in this proxy statement, and the Company does not know of any business which persons other than the Board intend to present at the Annual Meeting. Should any business requiring a vote of the stockholders, which is not specified in the notice, properly come before the Annual Meeting, the proxy holders specified in this proxy statement and in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.
2020 ANNUAL MEETING STOCKHOLDER PROPOSALS AND NOMINATIONS
The Company intends to hold its 2020 annual meeting of stockholders on or about June 15, 2020. A proposal that a stockholder intends to present at the 2020 annual meeting of stockholders and wishes to be considered for inclusion in the Company’s proxy materials must be received no later than December 31, 2019. All proposals must comply with Rule 14a-8 under the Exchange Act.
The Company’s bylaws contain provisions intended to promote the efficient functioning of stockholder meetings. Some of the provisions require advance notice to the Company of stockholder proposals or director nominations to be considered at an annual meeting. Under the Company’s bylaws, in order to properly bring stockholder proposals or director nominations before an annual meeting, even if the stockholder does not intend to include such proposal in the Company’s proxy materials, the stockholder must deliver written notice of such proposal or nomination to the Secretary not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. Accordingly, for the 2020 annual meeting of stockholders, this notice must be received no earlier than March 15, 2020 and no later than April 15, 2020. A notice of a stockholder proposal or director nomination must include the information set forth in the Company’s bylaws. Stockholder proposals and director nominations should be addressed to Secretary, Chicken Soup for the Soul Entertainment Inc., P.O. Box 700, Cos Cob, Connecticut 06807.
DISCRETIONARY VOTING OF PROXIES
Pursuant to Rule 14a-4 promulgated by the SEC, stockholders are advised that our management will be permitted to exercise discretionary voting authority under proxies it solicits and obtains for our 2020 Annual Meeting with respect to any proposal presented by a stockholder at such meeting, without any discussion of the proposal in our proxy statement for such meeting, unless we receive notice of such proposal at our principal office in Edgewood, New York, not later than December 31, 2019.
OTHER STOCKHOLDER COMMUNICATIONS WITH OUR BOARD OF DIRECTORS
Our board of directors provides a process for stockholders and interested parties to send communications to the board of directors. Stockholders and interested parties may communicate with our board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of Chicken Soup for the Soul Entertainment Inc., 132 E. Putnam Ave, Cos Cob, Connecticut 06807. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

INCORPORATION BY REFERENCE
This proxy statement incorporates by reference certain information included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including our audited financial statements and supplementary data and management’s discussion and analysis of financial condition and results of operations. You may request a free copy of any or all of the information incorporated by reference into the proxy statement (other than exhibits not specifically incorporated by reference into the text of such documents). Please direct any oral or written requests for such documents to Chicken Soup for the Soul Entertainment Inc., 132 E. Putnam Ave, Cos Cob, Connecticut 06807.
By Order of the Board of Directors
/s/ William J. Rouhana, Jr.
William J. Rouhana, Jr., Chief Executive Officer and Chairman of the Board
Cos Cob, Connecticut
Dated September 23, 2019

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet – QUICK EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail CHICKEN SOUP FOR THE SOUL ENTERTAINMENT INC. Your internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. Votes submitted electronically over the internet must be received by 11:59 p.m., Eastern Time, on October 23, 2019. INTERNET/MOBILE — www.cstproxyvote.com Use the internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY . FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY Please mark your voteslike this ☒THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”:1. Election of Directors(1) William J. Rouhana, Jr.(2) Scott W. Seaton(3) Amy L. Newmark(4) Fred M. Cohen(5) Cosmo DeNicola(6) Martin Pompadur(7) Christina Weiss Lurie(8) Diana Wilkin FOR allNomineeslisted to theleft WITHHOLD AUTHORITYto vote (except as marked tothe contrary for all nomineeslisted to the left) (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above) 2. Ratification of the appointment of Rosenfield and Company, PLLC as our independent registered public accounting firm. FOR AGAINST ABSTAIN CONTROL NUMBER Signature________________________________ Signature, if held jointly______________________________ Date_____________, 2019Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXYTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS CHICKEN SOUP FOR THE SOUL ENTERTAINMENT INC.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 24, 2019 The undersigned stockholder(s) of CHICKEN SOUP FOR THE SOUL ENTERTAINMENT INC., a Delaware corporation (“Company”), hereby appoint(s) William J. Rouhana, Jr. and Chris Mitchell, or either of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the shares standing in the name of the undersigned at the Company’s Annual Meeting of Stockholders to be held on October 24, 2019 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted in favor of electing the director nominees, and will be voted FOR the ratification of the appointment of Rosenfield and Company, PLLC as the Company’s independent registered public accounting firm. (Continued, and to be marked, dated and signed, on the other side)